UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest events reported)     July 26, 2004
                                                     --------------------------
                                                       (July 26, 2004)
                                                     --------------------------



 Commission    Name of Registrants, State of Incorporation,    I.R.S. Employer
File Number    Address and Telephone Number                   Identification No.
-----------    --------------------------------------------   ------------------

 333-32170     PNM Resources, Inc.                                85-0468296
               (A New Mexico Corporation)
               Alvarado Square
               Albuquerque, New Mexico  87158
               (505) 241-2700

  1-6986       Public Service Company of New Mexico               85-0019030
               (A New Mexico Corporation)
               Alvarado Square
               Albuquerque, New Mexico  87158
               (505) 241-2700



                         ------------------------------

              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 12.   Results of Operations and Financial Condition

       On July 26, 2004, PNM Resources, Inc. (the "Company") issued a press release announcing its unaudited results of operations for the six and twelve months ended June 30, 2004. The press release is furnished herewith as Exhibit
99.1 and incorporated by reference herein.

       The Company's press release and other communications from time to time may include certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

       Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, net income, earnings per share and other GAAP measures of operating performance that exclude or include the effect of litigation settlements, accounting or regulatory changes, the restructuring of selected operations, certain merger activities and other similar events. The Company's management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company's operations. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Limitation on Incorporation by Reference

       In accordance with general instruction B.6 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.


                                  EXHIBIT INDEX

Exhibit Number Description

         99.1 Press Release dated July 26, 2004 and PNM Resources, Inc. and Subsidiaries Consolidated Statements of Earnings for the six and twelve months ended June 30, 2004 and 2003 and other financial information.

                                  EXHIBIT 99.1


      PNM Reports Second Quarter Earnings, Increases 2004 Earnings Guidance

          o The company expects 2004 ongoing earnings per share of between $1.30 and $1.45.
          o Second quarter net earnings of $16.8 million, or $0.28 per diluted share.
          o Net earnings of $41.6 million, or $0.68 per diluted share, for the six months ended June 30, 2004.
          o Ongoing earnings per diluted share of $0.68 for the first six months of 2004, compared to $0.65 in the first half of 2003.
          o    Total operating revenues up $39.9 million, or 12.2 percent, in the latest quarter compared to the same period last year.
          o    For the six months ended June 30, operating revenues increased
               $97.9 million, or 13.8 percent, compared to the same period last year.
          o Retail electric load grew 3.2 percent in the first half of 2004, while the number of retail gas customers increased 1.9 percent.
          o Wholesale power revenues increased $25.3 million or 18.9 percent in the latest quarter compared to the same period last year, primarily due to new long-term contracts added over the past year.

ALBUQUERQUE, N.M., July 26, 2004 - PNM Resources (NYSE: PNM) today reported consolidated net earnings of $16.8 million, or $0.28 per share (diluted), for the three months ended June 30, 2004. There were no one-time items reported in the latest quarter of 2004 or in the comparable three months of 2003.

Total operating revenues rose $39.9 million, or 12.2 percent, to $365.6 million in the latest quarter, compared to $325.7 million in the second quarter of 2003. In the second quarter of 2003 the company reported consolidated net earnings available for common stock of $17.6 million, or $0.30 per diluted share.

Net earnings available for common stock totaled $41.6 million, or $0.68 per diluted share, for the six months ended June 30, 2004. In the first half of 2003, the company reported net earnings of $65.8 million, or $1.11 per diluted share, including a net gain of $0.46 per share in one-time gains and charges. Ongoing earnings for the six months ended June 30, 2004, were $0.68 per share, up nearly 5 percent from $0.65 per share for the first six months of 2003.

The increase in ongoing earnings for the first half of 2004 compared to the same period in 2003 was primarily due to the addition of several new long-term power contracts, coupled with strong customer growth in both the retail electric and gas utilities, and significantly lower interest costs due to refinancing long-term debt. Lower fuel costs for coal-fired generation and colder temperatures in the first quarter of 2004 also increased retail electric and gas gross margins. These improvements, together with a gas rate increase implemented beginning in the first quarter 2004, more than offset a retail electric rate reduction that took effect in September 2003. Rolling 12-month earnings are up over 7 percent reflecting the factors noted above.

One-Time and Non-Recurring Gains and Charges

There were no one-time gains or charges recorded in the first six months of 2004. In the first quarter of 2003 the company reported a non-cash gain (after tax) of $37.4 million or $0.63 per diluted share, and a one-time charge (after tax) of $10.1 million, or $0.17 per diluted share.

                               PNM Resources, Inc.
   Reconciliation of GAAP Reported to Ongoing Earnings Per Share June 30, 2004

                                    Three Months            Six Months           Twelve Months
                                 Q2 2004   Q2 2003      6/30/04   6/30/03     6/30/04    6/30/03
                                 -----------------      -----------------     ------------------

GAAP Reported EPS                 $0.28      $0.30       $0.68      $1.11       $1.16      $1.58
One-time charges                    --         --          --        0.17        0.17       0.30
Change in Acctng                    --         --          --       (0.63)       0.01      (0.63)

                                 ------     ------      ------     ------      ------     ------
Ongoing earnings                  $0.28      $0.30       $0.68      $0.65       $1.34      $1.25
Average diluted shares (000s)    61,159     59,632      61,193     59,354      61,180     59,196

Performance Summary

Consolidated gross margin (operating revenues less cost of energy) for the quarter decreased $8.0 million, or 4.9 percent, from the comparable period last year. Retail electric gross margin (operating revenues less cost of energy) decreased by $3.0 million, from $92.7 million in the second quarter 2003 to $89.7 million in the latest quarter.
The reduction in retail electric gross margin was due to the electric rate decrease implemented in 2003 and to the amortization of costs related to closing the surface mine at San Juan Generating Station. Wholesale electric gross margin decreased $5.4 million due to higher purchased power costs and reduced plant availability during the quarter.

Gas gross margin (operating revenues less cost of gas) increased $1.5 million, or 5.4 percent, in the most recent quarter compared to the second quarter 2003. The increase in gas gross margin was primarily due to a rate increase implemented beginning in the first quarter of 2004.

Earnings Guidance Raised for 2004

Based on results for the first six months and its financial and operating forecasts for the remainder of the year, and adjusting for the 3-for-2 stock split, PNM Resources is raising its earnings guidance for 2004. The company now expects 2004 ongoing earnings (not including one-time gains and charges) will be in the range of between $1.30 and $1.45 per share.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, serves about 460,000 natural gas customers and 405,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM. For more information about our company, see our web site at www.pnm.com.

Conference Call and Webcast at 9:00 AM (ET) Today

With yesterday's announced acquisition of TNP Enterprises, PNM Resources will host a conference call today for investors and analysts at 9:00 AM (ET) to discuss both the TNP Enterprises transaction as well as PNM Resources' second quarter earnings results. Interested participants should call 800-838-4403 (U.S.) or 973-317-5319 (outside of the U.S.). Accordingly, the company's previously scheduled earnings call for Tuesday, July 27, has been cancelled.

Today's call will also be broadcast live over the Internet, and can be accessed from a link at www.pnm.com. PNM Resources will have an investor presentation as part of the webcast and will also mount the presentation on its home page prior to the teleconference. The company will reference the presentation during the call.

Today's conference call will be archived and rebroadcast through August 9, 2004, at noon (ET). Call 800-428-6051 (U.S.) or 973-709-2089 (outside of the U.S.), passcode identification number 367700. A copy of the transcript will be posted on PNM Resources' website at www.pnm.com as soon as possible.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this filing and documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies, both with respect to PNM Resources and with respect to the proposed acquisition of TNP Enterprises, are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNM Resources cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect our future financial condition, cash flow and operating results. These factors include, risks and uncertainties relating to the receipt of regulatory approvals of the proposed transaction, the risks that the businesses will not be integrated successfully, the risk that the benefits of the transaction will not be fully realized or will take longer to realize than expected, disruption from the transaction making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed transaction, interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect PNM Resources and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and our current and future Current Reports on Form 8-K, filed with the SEC.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)

                                                     Three Months Ended              Six Months Ended
                                                          June 30,                       June 30,
                                                 ---------------------------  ---------------------------
                                                   2004           2003          2004           2003
                                                 ------------   ------------  ------------   ------------
                                                          (In thousands, except per share amounts)

Operating Revenues:
  Electric.....................................    $284,599       $266,150      $552,127       $507,528
  Gas..........................................      80,886         59,520       256,760        203,706
  Other........................................         128             52           379            112
                                                 ------------   ------------  ------------   ------------
    Total operating revenues...................     365,613        325,722       809,266        711,346
                                                 ------------   ------------  ------------   ------------
Operating Expenses:
  Cost of energy sold..........................     208,737        160,846       478,504        384,713
  Administrative and general...................      42,575         42,600        82,949         74,642
  Energy production costs......................      36,688         34,515        74,242         69,609
  Depreciation and amortization................      26,431         28,850        52,568         57,224
  Transmission and distribution costs..........      14,150         15,194        29,642         31,353
  Taxes, other than income taxes...............       8,262          6,720        17,746         14,506
  Income taxes.................................       6,506          7,083        17,817         15,959
                                                 ------------   ------------  ------------   ------------
    Total operating expenses...................     343,349        295,808       753,468        648,006
                                                 ------------   ------------  ------------   ------------
    Operating income...........................      22,264         29,914        55,798         63,340
                                                 ------------   ------------  ------------   ------------
Other Income and Deductions:
  Other income.................................      10,590         12,745        22,178         23,951
  Other deductions.............................        (614)        (4,020)       (3,986)       (21,932)
  Income tax expense...........................      (3,190)        (3,132)       (6,186)          (725)
                                                 ------------   ------------  ------------   ------------
    Net other income and deductions............       6,786          5,593        12,006          1,294

Interest Charges...............................      12,055         17,764        25,884         35,997

Preferred Stock Dividend Requirements
   of Subsidiary...............................         146            147           293            293
                                                 ------------   ------------  ------------   ------------
Net Earnings Before Cumulative Effect of a
   Change in Accounting Principle..............      16,849         17,596        41,627         28,344

Cumulative Effect of a Change in Accounting
   Principle, Net of Tax of Zero and $24,524...           -              -             -         37,422
                                                 ------------   ------------  ------------   ------------
Net Earnings...................................    $ 16,849       $ 17,596      $ 41,627       $ 65,766
                                                 ============   ============  ============   ============
Net Earnings per Common Share:

  Basic........................................     $  0.28        $  0.30       $  0.69        $  1.12
                                                 ============   ============  ============   ============
  Diluted......................................     $  0.28        $  0.30       $  0.68        $  1.11
                                                 ============   ============  ============   ============

Dividends Paid per Common Share................     $  0.16        $  0.15       $  0.31        $  0.30
                                                 ============   ============  ============   ============

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS

       The following table shows electric revenues by customer class and average customers:

                            Electric Retail Revenues

                                        Three Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                  (In thousands)
      Residential................        $46,821        $46,582         $ 239
      Commercial.................         63,114         63,273          (159)
      Industrial.................         15,373         16,350          (977)
      Other......................          5,387          4,887           500
                                   -------------  -------------  --------------
                                        $130,695       $131,092        $ (397)
                                   =============  =============  ==============
      Average customers..........        405,325        394,617        10,708
                                   =============  =============  ==============

                                         Six Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                  (In thousands)
       Residential................     $100,953        $97,590         $3,363
       Commercial.................      119,865        118,334          1,531
       Industrial.................       30,260         32,263         (2,003)
       Other......................        9,653          9,109            544
                                   -------------  -------------  --------------
                                       $260,731       $257,296        $ 3,435
                                   =============  =============  ==============

       Average customers..........      404,285        393,573         10,712
                                   =============  =============  ==============





                           (Intentionally left blank)

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS

       The following table shows electric sales by customer class:

                                 Electric Sales

                                        Three Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                 (Megawatt hours)
        Residential...............       567,825        543,195        24,630
        Commercial................       862,490        834,103        28,387
        Industrial................       318,633        325,242        (6,609)
        Other.....................        65,038         63,131         1,907
                                   -------------  -------------  --------------
                                       1,813,986      1,765,671        48,315
                                   =============  =============  ==============


                                         Six Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                 (Megawatt hours)
        Residential...............    1,223,309      1,136,055         87,254
        Commercial................    1,639,332      1,554,240         85,092
        Industrial................      629,308        642,650        (13,342)
        Other.....................      115,727        113,307          2,420
                                   -------------  -------------  --------------
                                      3,607,676      3,446,252        161,424
                                   =============  =============  ==============





                           (Intentionally left blank)

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS

       The following table shows gas revenues by customer and average customers:

                                  Gas Revenues

                                        Three Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                  (In thousands)
        Residential...............       $39,053        $33,882        $5,171
        Commercial................        12,796         11,470         1,326
        Industrial................           622            434           188
        Transportation*...........         3,639          6,010        (2,371)
        Other.....................        24,776          7,724        17,052
                                   -------------  -------------  --------------
                                         $80,886        $59,520       $21,366
                                   =============  =============  ==============
        Average customers.........       459,398        450,948         8,450
                                   =============  =============  ==============


                                         Six Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                  (In thousands)
        Residential...............      $154,791      $130,282        $24,509
        Commercial................        48,952        41,398          7,554
        Industrial................         1,290         1,465           (175)
        Transportation*...........         7,943         9,755         (1,812)
        Other.....................        43,784        20,806         22,978
                                   -------------  -------------  --------------
                                        $256,760      $203,706        $53,054
                                   =============  =============  ==============
        Average customers.........       460,263       451,558          8,705
                                   =============  =============  ==============

       *Customer-owned gas.





                           (Intentionally left blank)

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS

       The following table shows gas throughput by customer class:

                                 Gas Throughput

                                        Three Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                            (Thousands of decatherms)
        Residential...............       3,334          3,651            (317)
        Commercial................       1,455          1,641            (186)
        Industrial................          88             70              18
        Transportation*...........      13,014         16,455          (3,441)
        Other.....................       4,077          1,026           3,051
                                   -------------  -------------  --------------
                                        21,968         22,843            (875)
                                   =============  =============  ==============

                                         Six Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                            (Thousands of decatherms)
        Residential...............      17,348         15,857           1,491
        Commercial................       6,273          5,975             298
        Industrial................         192            256             (64)
        Transportation*...........      20,734         25,090          (4,356)
        Other.....................       7,135          2,969           4,166
                                   -------------  -------------  --------------
                                        51,682         50,147           1,535
                                   =============  =============  ==============

       *Customer-owned gas

                         Electric Transmission Revenues

                                        Three Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                  (In thousands)
        External customers........      $4,420         $2,317          $2,103
                                   =============  =============  ==============

                                         Six Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                  (In thousands)
        External customers........      $8,834         $6,874          $1,960
                                   =============  =============  ==============

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS

       The following table shows revenues by customer class:

                               Wholesale Revenues

                                        Three Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                  (In thousands)
        Long-term contracts*......       $40,214        $33,607         $6,607
        Forward sales*............        48,045         44,010          4,035
        Short-term sales..........        70,635         55,124         15,511
                                   -------------  -------------  --------------
                                        $158,894       $132,741        $26,153
                                   =============  =============  ==============


                                         Six Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                  (In thousands)
        Long-term contracts.......      $77,759        $62,625         $15,134
        Forward sales*............       76,006         66,948           9,058
        Short-term sales..........      138,901        113,785          25,116
                                   -------------  -------------  --------------
                                       $292,666       $243,358         $49,308
                                   =============  =============  ==============

       *Includes mark-to-market gains/(losses).

       Note: For comparative purposes, wholesale revenues for the three months and six months ended June 30, 2004 have not been reclassified to a net margin basis in accordance with GAAP. The impact would be to reduce 2004 forward sales revenue by $9.4 million and $10.1 million, respectively.





                           (Intentionally left blank)

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                        COMPARATIVE OPERATING STATISTICS

       The following table shows sales by customer class:

                                 Wholesale Sales

                                        Three Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                 (Megawatt hours)
        Long-term contracts.......       718,389        560,672        157,717
        Forward sales.............       930,800        929,300          1,500
        Short-term sales..........     1,599,519      1,377,886        221,633
                                   -------------  -------------  --------------
                                       3,248,708      2,867,858        380,850
                                   =============  =============  ==============

                                         Six Months Ended
                                             June 30,
                                       2004           2003          Variance
                                   -------------  -------------  --------------
                                                 (Megawatt hours)
        Long-term contracts.......    1,432,810      1,116,345         316,465
        Forward sales.............    1,553,960      1,517,380          36,580
        Short-term sales..........    3,243,204      2,808,744         434,460
                                   -------------  -------------  --------------
                                      6,229,974      5,442,469         787,505
                                   =============  =============  ==============





                           (Intentionally left blank)

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PNM RESOURCES, INC. AND
                                        PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                                   (Registrants)


Date:  July 26, 2004                           /s/ Thomas G. Sategna
                                   ---------------------------------------------
                                                 Thomas G. Sategna
                                      Vice President and Corporate Controller
                                   (Officer duly authorized to sign this report)